Exhibit 15.1

February 3, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/ Madams:

We have read ASLAN Pharmaceuticals Limited's Form 6-K dated February 3, 2021, and we agree with the statements made therein.

Yours truly,

Deloitte & Touche

Taipei, Taiwan

Republic of China